The Providence Service Corporation Reports Third Quarter 2019 Results

Highlights for the Third Quarter of 2019:

•Revenue from continuing operations of $393.4 million, an increase of 14.4% from the third quarter of 2018
•Income from continuing operations, net of tax, of $8.6 million, or earnings of $0.50 per diluted common share
•Adjusted EBITDA of $23.1 million, Adjusted Net Income of $13.3 million and Adjusted EPS of $0.81
•Matrix, on a standalone basis, recorded a net loss of $6.9 million and Adjusted EBITDA of $10.0 million or 14.0% of revenue

ATLANTA, GA – November 6, 2019 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and nine months ended September 30, 2019.

"We completed several key initiatives leading to strong results for our third quarter," stated Carter Pate, Interim Chief Executive Officer. "In response to both increased utilization and an adverse shift in membership mix, we successfully re-negotiated several key contracts which resulted in a one-time pick up during the quarter and increased profitability going forward. On the transportation unit cost side, we continue to refocus on market-level processes to bring costs back in line with historical levels. Revenue grew 14.4% year over year, and the combined LogistiCare/Circulation platform and technology is well-positioned to capitalize on growth opportunities from Medicare Advantage and other adjacent markets. We believe our continued top-line growth, combined with cost structure efficiencies, will drive sustainable margin expansion over the next several years.”

“Matrix's home solution continues to deliver strong top-line growth driven by higher membership and assessment volume, whereas mobile solution was impacted by capacity constraints.”

Third Quarter 2019 Results

For the third quarter of 2019, the Company reported revenue of $393.4 million, an increase of 14.4% from $343.8 million in the third quarter of 2018.

Operating income was $17.0 million, or 4.3% of revenue, in the third quarter of 2019, compared to operating income of $9.4 million, or 2.7% of revenue, in the third quarter of 2018. Income from continuing operations, net of tax, in the third quarter of 2019 was $8.6 million, or $0.50 earnings per diluted common share, compared to income from continuing operations, net of tax, of $10.3 million, or $0.60 earnings per diluted common share, in the third quarter of 2018.

Adjusted EBITDA was $23.1 million, or 5.9% of revenue, in the third quarter of 2019, compared to $17.9 million, or 5.2% of revenue, in the third quarter of 2018.

Adjusted Net Income in the third quarter of 2019 was $13.3 million, or $0.81 earnings per diluted common share, compared to $10.7 million, or $0.64 earnings per diluted common share, in the third quarter of 2018.

The quarter-over-quarter increase in revenue was primarily due to secured rate adjustments which included retroactive revenue benefits, a new state contract in West Virginia and new managed care organization ("MCO") contracts in Minnesota and Louisiana and higher utilization across multiple not at-risk and reconciliation contracts. These increases were partially offset by the impact of contracts we no longer serve, including a state contract in Rhode Island and an MCO contract in California.

Adjusted EBITDA increased in the third quarter of 2019 due to the aforementioned secured rate adjustments which contributed $17.7 million to revenue and Adjusted EBITDA, partially offset by increased transportation costs, utilization across multiple contracts, and an increase in cash settled stock-based compensation expense of $2.6 million as a result of an increase in the Company’s stock price in the third quarter of 2019 compared to a decrease in the third quarter of 2018.

Matrix - Equity Investment

For the third quarter of 2019, Matrix’s revenue was $71.7 million, an increase of 1.6% from $70.5 million in the third quarter of 2018. Matrix had an operating loss of $2.6 million for the third quarter of 2019, compared to operating income of $1.5 million for the third quarter of 2018.

Matrix recorded Adjusted EBITDA of $10.0 million, or 14.0% of revenue, for the third quarter of 2019, compared to $13.7 million, or 19.4% of revenue, in the third quarter of 2018.

Matrix’s third quarter of 2019 results benefited from higher membership and visits driven by yield initiatives, however, revenue growth was partially offset by a marginal decrease in pricing, compared to the third quarter of 2018. Matrix’s Adjusted EBITDA benefited from lower direct costs per visit, offset by higher indirect costs, compared to the third quarter of 2018.

For the third quarter of 2019, Providence recorded a loss in equity earnings of $3.2 million related to its Matrix equity investment compared to a loss of $1.6 million for the third quarter of 2018.

As of September 30, 2019, Providence's ownership interest and equity investment in Matrix was 43.6% and $154.5 million, respectively.

Share Repurchase Authorization

As previously announced, on August 6, 2019, the Company's Board of Directors approved a new share repurchase program under which the Company may purchase up to $100.0 million of its outstanding common stock through December 31, 2019 (unless terminated earlier). During the quarter ended September 30, 2019, the Company repurchased 105,421 shares of its common stock for approximately $6.0 million, or an average price of $56.80 per share.

As of November 4, 2019, the Company has approximately $94.0 million of availability under its share repurchase program.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, November 7, 2019 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 9954499

Replay (available until November 14, 2019):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 9954499

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, (5) asset impairment charges, and (6) gain on remeasurement of cost investment. Adjusted Net Income is defined as income (loss) from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) gain or loss on sale of equity investments, (5) certain transaction and related costs, (6) asset impairment charges, (7) gain on remeasurement of cost investment, and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Bryan Wong – Investor Relations
(404) 888-5902

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Service revenue, net	$393,385	$343,771	$1,125,111	$1,024,203

Operating expenses:
Service expense	356,271	313,511	1,042,717	934,367
General and administrative expense	15,979	17,045	52,241	53,081
Asset impairment charge	—	—	—	678
Depreciation and amortization	4,148	3,780	12,976	11,107
Total operating expenses	376,398	334,336	1,107,934	999,233
Operating income	16,987	9,435	17,177	24,970

Other expenses (income):
Interest expense, net	188	250	793	808
Other income	(66)	—	(199)	—
Equity in net loss of investee	3,188	1,587	6,159	4,106
Gain on remeasurement of cost method investment	—	(6,577)	—	(6,577)
Income from continuing operations before income taxes	13,677	14,175	10,424	26,633
Provision for income taxes	5,097	3,880	3,940	6,951
Income from continuing operations, net of tax	8,580	10,295	6,484	19,682
(Loss) income from discontinued operations, net of tax	(426)	(2,964)	540	(18,026)
Net income	8,154	7,331	7,024	1,656
Net loss from discontinued operations attributable to noncontrolling interest	—	(177)	—	(285)
Net income attributable to Providence	$8,154	$7,154	$7,024	$1,371

Net income (loss) attributable to common stockholders	$6,104	$5,224	$3,230	$(1,939)

Basic earnings (loss) per common share:
Continuing operations	$0.50	$0.61	$0.21	$1.24
Discontinued operations	(0.03)	(0.20)	0.04	(1.39)
Basic earnings (loss) per common share	$0.47	$0.41	$0.25	$(0.15)

Diluted (loss) earnings per common share:
Continuing operations	$0.50	$0.60	$0.21	$1.23
Discontinued operations	(0.03)	(0.20)	0.04	(1.38)
Diluted earnings (loss) per common share	$0.47	$0.40	$0.25	$(0.15)

Weighted-average number of common
shares outstanding:
Basic	12,993,934	12,865,777	12,956,222	12,992,403
Diluted	13,004,449	12,927,122	12,977,598	13,069,140

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$40,637	$5,678
Accounts receivable, net of allowance	198,232	147,756
Other current assets (1)	15,703	50,495
Current assets of discontinued operations (2)	322	7,051
Total current assets	254,894	210,980
Operating lease right-of-use assets	20,266	—
Property and equipment, net	21,968	22,965
Goodwill and intangible assets, net	156,686	161,362
Equity investment	154,532	161,503
Other long-term assets (3)	12,196	12,835
Total assets	$620,542	$569,645

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of operating lease liabilities	$6,742	$—
Current portion of long-term obligations	308	718
Other current liabilities (4)	157,545	138,908
Current liabilities of discontinued operations (2)	1,246	3,257
Total current liabilities	165,841	142,883
Long-term obligations, less current portion	122	353
Operating lease liabilities, less current portion	14,786	—
Other long-term liabilities (5)	42,904	38,019
Total liabilities	223,653	181,255

Mezzanine and stockholders' equity
Convertible preferred stock, net	77,234	77,392
Stockholders' equity	319,655	310,998
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$620,542	$569,645

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes other assets and long-term restricted cash.
(4) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(5) Includes long-term liabilities of discontinued operations, other long-term liabilities, and deferred tax liabilities.

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Nine months ended September 30,
	2019	2018
Operating activities
Net income	$7,024	$1,656
Depreciation and amortization	12,976	20,317
Stock-based compensation	4,247	6,209
Asset impairment charge	—	9,881
Equity in net loss of investee	6,159	4,026
Gain on remeasurement of cost method investment	—	(6,577)
Other non-cash items	2,798	1,306
Changes in working capital	6,865	(14,346)
Net cash provided by operating activities	40,069	22,472
Investing activities
Purchase of property and equipment	(7,302)	(13,194)
Acquisition, net of cash acquired	—	(42,067)
Dispositions, net of cash sold	—	(5,862)
Proceeds from note receivable	—	3,130
Net cash used in investing activities	(7,302)	(57,993)
Financing activities
Preferred stock dividends	(3,295)	(3,302)
Repurchase of common stock, for treasury	(6,363)	(56,009)
Proceeds from common stock issued pursuant to stock option exercise	6,885	12,413
Performance restricted stock surrendered for employee tax payment	—	(429)
Repayment of debt	(12,000)	—
Proceeds from debt	12,000	36,000
Capital lease payments and other	(641)	(2,529)
Net cash used in financing activities	(3,414)	(13,856)
Effect of exchange rate changes on cash	—	19
Net change in cash and cash equivalents	29,353	(49,358)
Cash, cash equivalents and restricted cash at beginning of period	12,367	101,606
Cash, cash equivalents and restricted cash at end of period (2)	$41,720	$52,248
(1) Includes both continuing and discontinued operations.
(2) Includes restricted cash of $833 at September 30, 2019 and restricted cash of $4,756 at September 30, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$393,385	$—	$393,385

Operating expenses:
Service expense	356,271	—	356,271
General and administrative expense	15,979	—	15,979
Depreciation and amortization	4,148	—	4,148
Total operating expenses	376,398	—	376,398

Operating income	16,987	—	16,987

Other expenses (income):
Interest expense, net	188	—	188
Other income	(66)	—	(66)
Equity in net loss of investee	—	3,188	3,188
Income (loss) from continuing
operations before income taxes	16,865	(3,188)	13,677
Provision (benefit) for income taxes	5,694	(597)	5,097
Income (loss) from continuing operations, net of taxes	11,171	(2,591)	8,580

Interest expense, net	188	—	188
Provision (benefit) for income taxes	5,694	(597)	5,097
Depreciation and amortization	4,148	—	4,148

EBITDA	21,201	(3,188)	18,013

Restructuring and related charges (1)	901	—	901
Transaction costs (2)	950	—	950
Equity in net loss of investee	—	3,188	3,188

Adjusted EBITDA	$23,052	$—	$23,052
(1) Restructuring and related charges include severance costs of $149, professional services costs of $139, and organizational consolidation costs of $613.
(2) Transaction costs related to the integration of Circulation and certain transaction-related expenses.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$343,771	$—	$343,771

Operating expenses:
Service expense	313,511	—	313,511
General and administrative expense	17,045	—	17,045
Depreciation and amortization	3,780	—	3,780
Total operating expenses	334,336	—	334,336

Operating income	9,435	—	9,435

Other expenses:
Interest expense, net	250	—	250
Equity in net loss of investee	—	1,587	1,587
Gain on remeasurement of cost method investment	(6,577)	—	(6,577)
Income (loss) from continuing
operations, before income tax	15,762	(1,587)	14,175
Provision (benefit) for income taxes	4,125	(245)	3,880
Income (loss) from continuing operations, net of taxes	11,637	(1,342)	10,295

Interest expense, net	250	—	250
Provision (benefit) for income taxes	4,125	(245)	3,880
Depreciation and amortization	3,780	—	3,780

EBITDA	19,792	(1,587)	18,205

Restructuring and related charges (1)	3,028	—	3,028
Transaction costs related to the acquisition and integration of Circulation and certain transaction-related expenses	1,696	—	1,696
Equity in net loss of investee	—	1,587	1,587
Gain on remeasurement of cost method investment	(6,577)	—	(6,577)
Litigation income (2)	(17)	—	(17)

Adjusted EBITDA	$17,922	$—	$17,922

(1) Restructuring and related charges include value enhancement implementation initiative costs of $1,091 and organizational consolidation costs of $1,937.
(2) Resolution of accruals, resulting in current period income, related to defense cost for a putative stockholder class action derivative complaint.

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,125,111	$—	$1,125,111

Operating expenses:
Service expense	1,042,717	—	1,042,717
General and administrative expense	52,241	—	52,241
Depreciation and amortization	12,976	—	12,976
Total operating expenses	1,107,934	—	1,107,934

Operating income	17,177	—	17,177

Other expenses (income):
Interest expense, net	793	—	793
Other income	(199)	—	(199)
Equity in net loss of investee	—	6,159	6,159
Income (loss) from continuing
operations before income tax	16,583	(6,159)	10,424
Provision (benefit) for income taxes	5,014	(1,074)	3,940
Income (loss) from continuing operations, net of taxes	11,569	(5,085)	6,484

Interest expense, net	793	—	793
Provision (benefit) for income taxes	5,014	(1,074)	3,940
Depreciation and amortization	12,976	—	12,976

EBITDA	30,352	(6,159)	24,193

Restructuring and related charges (1)	5,371	—	5,371
Transaction costs (2)	5,288	—	5,288
Equity in net loss of investee	—	6,159	6,159
Litigation expense	9	—	9

Adjusted EBITDA	$41,020	$—	$41,020

(1) Restructuring and related charges include severance costs of $1,518, professional services of $139, and organizational consolidation costs of $3,714.
(2) Transaction costs related to the integration of Circulation and certain transaction-related expenses.

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,024,203	$—	$1,024,203

Operating expenses:
Service expense	934,367	—	934,367
General and administrative expense	53,081	—	53,081
Asset impairment charge	678	—	678
Depreciation and amortization	11,107	—	11,107
Total operating expenses	999,233	—	999,233

Operating income	24,970	—	24,970

Other expenses:
Interest expense, net	808	—	808
Equity in net loss of investee	—	4,106	4,106
Gain on remeasurement of cost method investment	(6,577)	—	(6,577)
Income (loss) from continuing
operations, before income tax	30,739	(4,106)	26,633
Provision (benefit) for income taxes	7,782	(831)	6,951
Income (loss) from continuing operations, net of taxes	22,957	(3,275)	19,682

Interest expense, net	808	—	808
Provision (benefit) for income taxes	7,782	(831)	6,951
Depreciation and amortization	11,107	—	11,107

EBITDA	42,654	(4,106)	38,548

Asset impairment charge	678	—	678
Restructuring and related charges (1)	7,122	—	7,122
Transaction costs (2)	1,814	—	1,814
Equity in net loss of investee	—	4,106	4,106
Gain on remeasurement of cost investment	(6,577)	—	(6,577)
Litigation income (3)	(218)	—	(218)

Adjusted EBITDA	$45,473	$—	$45,473

(1) Restructuring and related charges include value enhancement implementation initiative costs of $2,250 and organizational consolidation costs of $4,872.
(2) Transaction costs related to the acquisition of Circulation by NET Services and the agreement to sell Ingeus' French operations.
(3) Resolution of accruals, resulting in current period income, related to defense cost for a putative stockholder class action derivative complaint.

Providence Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
Revenue	$71,663		$70,522		$210,807		$216,361
Operating expense (2)	63,021		59,472		177,603		183,062
Depreciation and amortization	11,282		9,558		33,746		27,969
Operating (loss) income	(2,640)		1,492		(542)		5,330

Interest expense	6,236		6,193		19,013		22,475
Benefit for income taxes	(1,970)		(350)		(4,501)		(3,409)
Net loss	(6,906)		(4,351)		(15,054)		(13,736)

Interest	43.6%		43.6%		43.6%		43.6%
Net loss - Equity Investment	(3,011)		(1,897)		(6,563)		(6,012)
Management fee and other	(177)	(3)	310	(4)	404	(5)	1,906	(6)
Equity in net loss of investee	$(3,188)		$(1,587)		$(6,159)		$(4,106)

Net Debt (7)	$293,352

(1)The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2)Excludes depreciation and amortization.
(3)Includes amounts related to management fees due from Matrix to Providence of $228 less a tax adjustment of $405.
(4)Includes amounts related to management fees due from Matrix to Providence of $286 plus Providence share-based stock compensation expense of $24.
(5)Includes amounts related to management fees due from Matrix to Providence of $809 less a tax adjustment of $405.
(6)Includes amounts related to management fees due from Matrix to Providence of $2,043 less Providence share-based stock compensation income of $137.
(7)Represents cash of $32,523 and debt of $325,875 on Matrix's standalone balance sheet as of September 30, 2019 excluding the impact of deferred financing costs.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)(2)(4)
(in thousands) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$71,663	$70,522	$210,807	$216,361
Operating expense (3)	63,021	59,472	177,603	183,062
Depreciation and amortization	11,282	9,558	33,746	27,969
Operating (loss) income	(2,640)	1,492	(542)	5,330

Interest expense	6,236	6,193	19,013	22,475
Benefit for income taxes	(1,970)	(350)	(4,501)	(3,409)
Net loss	(6,906)	(4,351)	(15,054)	(13,736)

Depreciation and amortization	11,282	9,558	33,746	27,969
Interest expense	6,236	6,193	19,013	22,475
Benefit for income taxes	(1,970)	(350)	(4,501)	(3,409)
EBITDA	8,642	11,050	33,204	33,299
Management fees	501	583	1,798	4,337
Acquisition costs	—	95	—	2,341
Integration costs	—	1,931	1,488	4,293
Severance Costs	771	—	771	—
Transaction costs	88	—	418	6
Adjusted EBITDA	$10,002	$13,659	$37,679	$44,276

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Providence accounts for its proportionate share of Matrix's results using the equity method.
(3) Excludes depreciation and amortization.
(4) 2018 includes the results of HealthFair since the date of acquisition on February 16, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Income from continuing operations, net of tax	$8,580	$10,295	$6,484	$19,682

Asset impairment charge	—	—	—	678
Restructuring and related charges, including accelerated depreciation related to the Organizational Consolidation (1)	901	3,174	5,686	7,415
Transaction costs (2)	950	1,696	5,288	1,814
Equity in net loss of investee	3,188	1,587	6,159	4,106
Gain on sale of equity investment	—	—	—	—
Gain on remeasurement of cost method investment	—	(6,577)	—	(6,577)
Intangible amortization expense	1,559	730	4,676	2,190
Litigation (income) expense, net	—	(17)	9	(218)
Tax effected impact of adjustments	(1,868)	(144)	(6,989)	(1,410)

Adjusted Net Income	13,310	10,744	21,313	27,680
		.
Dividends on convertible preferred stock	(1,109)	(1,113)	(3,295)	(3,310)
Income allocated to participating securities	(1,642)	(1,302)	(2,529)	(3,269)

Adjusted Net Income available to common stockholders	$10,559	$8,329	$15,489	$21,101

Adjusted EPS	$0.81	$0.64	$1.19	$1.61

Diluted weighted-average number of common shares outstanding	13,004,448	12,927,122	12,977,598	13,069,140

(1) See the above Adjusted EBITDA tables for details of these charges for each period presented.
(2) Transaction costs relate to the integration of Circulation and certain transaction-related expenses.